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                                                                    EXHIBIT (11)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Amendment to the Registration Statement of the State Street Research Exchange Trust on Form N-1A of our report dated February 7, 2002, on our audit of the financial statements and financial highlights of State Street Research Exchange Fund, which appears in the Annual Report to Shareholders for the year ended December 31, 2001. We also consent to the reference to us under the caption "Investment Advisory and Other Services" in the Registration Statement.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Boston, Massachusetts
April 30, 2002